Employee Number:
Grant Name:
Total:
Issue Date:
Expiry Date:
Grant Price:

GIBRALTAR INDUSTRIES, INC.

2015 EQUITY INCENTIVE PLAN
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Award of Restricted Stock
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            THIS AWARD made to (the “Recipient”) as of this 7th day of May, 2015.
Recitals:

            Effective as of May 7, 2015, Gibraltar Industries, Inc. (the “Company”) adopted an equity based incentive compensation plan known as the Gibraltar Industries, Inc. 2015 Equity Incentive Plan (the “Plan”).

            The Compensation Committee has directed the Company to grant an award of Restricted Stock to the Recipient under the terms of the Plan.

            The Plan provides that the terms and conditions of each Award are to be specified in a written instrument.

Grant of Award:

            NOW, THEREFORE, the Company hereby grants to the Recipient, (Total) Shares of Restricted Stock on the following terms and conditions:

1.                  Award of Restricted Stock.  Subject to the terms and conditions of this Award instrument (“Instrument”), the Recipient is hereby granted an Award of (Total) Shares of Restricted Stock.  Any reference in this Instrument to Restricted Stock shall be deemed to refer only to the Restricted Stock granted pursuant to the Award reflected in this Instrument together with any additional Shares of

Restricted Stock credited to the Recipient with respect to the Restricted Stock referred to above pursuant to the anti-dilution provisions of the Plan.

2.                  Restriction on Transfer.  Except as set forth in Sections 3 and 4 below, the Restricted Stock shall be subject to the Restrictions on transfer set forth in Section 5.02 of the Plan.

3.                  Lapse of Restrictions; Expiration of Restricted Period.  The Restrictions shall lapse with respect to the Restricted Stock awarded by this Instrument and the Restricted Period shall expire with respect to the total number of Shares of Restricted Stock which have been awarded to the Recipient pursuant to this Instrument on the earliest to occur of: (a) the  third (3rd) anniversary of the date hereof; (b) the date the Recipient retires from his position as a member of the Company’s Board of Directors, provided that such retirement date is at least one year after the date hereof; (c) the date of the Recipient’s death; and (d) the date it is determined that the Recipient suffers from a Disability.

4.                  Lapse of Restrictions Upon a Change in Control.  As provided for by Article 9 of the Plan, upon the occurrence of a Change in Control, the Restrictions applicable to the Shares of Restricted Stock awarded to the Recipient pursuant to this Instrument shall lapse on the date the Change in Control occurs.

5.                  Form of Payment.  Except as otherwise provided by Article 9 of the Plan, upon the lapse of the Restrictions on the Shares of Restricted Stock awarded pursuant to this Instrument, the Company shall issue to the Recipient a stock certificate representing the number of Shares of Common Stock represented by the Restricted Stock with respect to which the Restrictions have lapsed, together with cash equal to the Fair Market Value, determined as of the date the Restrictions have lapsed, of any fractional Shares of Restricted Stock as to which the Restrictions have lapsed.

6.                  Applicability of the Plan.  Except as otherwise provided by this Instrument, the terms of the Plan shall apply to the Award described in this Instrument and the rights of the Recipient with respect to such Award.  This Instrument, together with the Plan, contains all the terms and conditions of the Award described herein and the rights of the Recipient with respect to such Award.

7.                  Notices.  Any notices or other communications given in connection with this Agreement shall be mailed, and shall be sent by registered or certified mail, return receipt requested, to the indicated address as follows:
                        If to the Company:

                        Gibraltar Industries, Inc.
                        3556 Lake Shore Road
                        P.O. Box 2028
                        Buffalo, New York 14219
                        Attn: Corporate Secretary

                        If to the Recipient:

or to such changed address as to which either party has given notice to the other party in accordance with this Section 7.  All notices shall be deemed given when so mailed, except that a notice of a change of address shall be deemed given when received.

8.                  Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meaning provided to such terms by the Plan.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first set forth above.

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Paul M. Murray
Paul M. Murray
Senior Vice President of Human Resources
and Organizational Development